                Exhibit 99

NEWS

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For Release December 9, 2002 at 5:30 a.m. PST:

WJ Communications Appoints Fred J. Krupica As Chief Financial Officer.

San Jose, California December 9th, 2002 - WJ Communications, Inc (NASDAQ-WJCI), a leading designer and supplier of high-performance RF semiconductors and multi-chip modules, today announced that it has appointed Fred J. Krupica, age 50, as Chief Financial Officer, effective December 9, 2002.

Mr. Krupica brings over 25 years of key financial experience at several high-growth corporations.  He served most recently as Chief Financial Officer of Magnetic Data Technologies LLC, a leading international repair manufacturer that was acquired by Solectron Corporation in June, 2002.  Prior to that, he was the Chief Financial Officer and Chief Operating Officer at Patel Ventures and Founder, President and Chief Financial Officer of F&G Financial Services.  In addition, Mr. Krupica has served in various senior financial management and auditing positions at Atlantic Richfield Co., Pullman, Inc. and PricewaterhouseCoopers.  Mr. Krupica is a C.P.A. and holds an MBA from the University of California at Los Angeles and a BS from the University of Illinois.

“Fred is a very experienced financial executive and an excellent addition to our strong management team. We have a clear vision of the future of WJ Communications and the people capable of realizing that vision,” said Michael Farese, President and CEO of WJ Communications.  “Fred’s diverse financial and operating expertise includes leading complex finance teams, completing major acquisitions and divestitures and executing successful restructurings.  His experience will be highly instrumental as we continue to focus our operations and grow our RF semiconductor business.”

About WJ Communications

WJ Communications Inc. is a leading RF semiconductor company focusing on the design and manufacture of high-quality devices and multi-chip modules (MCMs) for telecommunications systems worldwide.  WJ’s highly reliable amplifier, mixer, RF IC and MCM products are used to transmit and receive signals that enable current and next generation wireless and wireline services.  For more information visit www.wj.com or call (408) 577-6200.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations.  These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs.  The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors including those described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

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Contact:

WJ Communications

Investor Relations:

Chris Danne, Brinlea Johnson

(415) 217-4963

chris or brinlea @blueshirtgroup.com